Exhibit 99.1

CONTACT:	William George
Chief Financial Officer
713-830-9600
FOR IMMEDIATE RELEASE		777 Post Oak Blvd, Suite 500 Houston, Texas 77056 713-830-9600 Fax: 713-830-9696

COMFORT SYSTEMS USA REPORTS FIRST QUARTER RESULTS

— Profits and Margins Increase Strongly on Higher Revenues —

Houston, TX – May 1, 2008 - Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced net income of $8,241,000 or $0.20 per diluted share, for the quarter ended March 31, 2008, as compared to net income of $1,806,000 or $0.04 per diluted share, in the first quarter of 2007.

Bill Murdy, Comfort Systems USA’s Chairman and CEO, said, “We are pleased to report to our stockholders a record first quarter highlighted by continued improvement in overall profitability.  The sharp increase in profits compared to the first quarter of last year marks a promising start to 2008.  Our operations displayed remarkable and broad based strength this quarter, especially in light of the fact that the first quarter historically reflects seasonal weakness.”

The Company reported revenues of $295,705,000 ($283,327,000 on a same store basis) in the current quarter, as compared to $249,640,000 in 2007.  Following a very strong fourth quarter cash flow, the Company reported negative free cash flow of $3,718,000 in the current quarter, which was funded entirely by existing cash balances.  Backlog as of March 31, 2008 was $811,255,000 ($733,170,000 on a same store basis), compared to $786,673,000 as of December 31, 2007.  Backlog as of March 31, 2007 was $700,522,000.

Murdy continued, “Same store revenue grew by 13% thanks to fine execution by our team members, successful business development and diversification at many existing operations, good underlying activity levels and good weather for construction activity.  Recent acquisitions also made a strong contribution, and we look forward to more strength from them as the year progresses.  Our Atlas subsidiary, which experienced grave challenges in 2007, is on track with its recovery plan and broke even for the quarter.”

Bill Murdy concluded, “Although we are keenly aware of the economic challenges that we all face, today our business activity pipeline remains active.   Our Company’s culture was formed in adverse conditions, and with the growth and improvements we have worked on over the past few years we believe that we are prepared to weather any business climate.  Backlog is up compared to last year, and we continue to feel very positive about our prospects for 2008.”

As previously announced, the Company will host a conference call to discuss its financial results and position in more depth on Friday, May 2, 2008 at 10:00 a.m. Central Time.  The call-in number for this conference call is 1-888-713-4216 and enter 47188910 as the passcode.  Participants may pre-register for the call at www.theconferencingservice.com/prereg/key.process?key=PWCVWAEH3.  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.   The call can also be accessed on the Company’s website at www.comfortsystemsusa.com under the Investor tab.  A replay of the entire call will be available until 6:00 p.m. Central Time, Friday, May 9, 2008 by calling 1-888-286-8010 with the conference passcode of 66003775, and will also be available on our website on the next business day following the call.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 73 locations in 58 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the current plans and expectations of Comfort Systems USA, Inc. and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors that could cause actual results to differ include, among others, national or regional weakness in non-residential construction activity, difficulty in obtaining or increased costs associated with bonding, shortages of labor and specialty building materials, the use of incorrect estimates for bidding a fixed price contract, undertaking contractual commitments that exceed our labor resources, retention of key management, the Company’s backlog failing to translate into actual revenue or profits, errors in the Company’s percentage of completion method of accounting, the result of competition in the Company’s markets, seasonal fluctuations in the demand for HVAC systems, the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance, adverse litigation results and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission.  Important factors that could cause actual results to differ are discussed under “Item 1A. Company Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.  These forward-looking statements speak only as of the date of this release.  Comfort Systems USA, Inc. expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in Comfort Systems USA, Inc.’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

– Financial tables follow –

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three Months Ended March 31, 2008 and 2007

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2008	%	2007	%

Revenues	$295,705	100.0%	$249,640	100.0%
Cost of services	242,285	81.9%	213,126	85.4%
Gross profit	53,420	18.1%	36,514	14.6%

SG&A	40,640	13.7%	34,377	13.8%
Gain on sale of assets	(30)	—	(19)	—
Operating income	12,810	4.3%	2,156	0.9%

Interest income, net	678	0.2%	551	0.2%
Other income	106	—	33	—
Income before income taxes	13,594	4.6%	2,740	1.1%
Income tax expense	5,353		934
Net income	$8,241	2.8%	$1,806	0.7%

Income per share:
Basic –	$0.21		$0.04
Diluted –	$0.20		$0.04

Shares used in computing income per share:
Basic	39,839		40,499
Diluted	40,484		41,303

Note 1:  The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information – Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) (Unaudited):

	Three Months Ended March 31,

	2008	%	2007	%
Net income	$8,241		$1,806
Income taxes	5,353		934
Other income	(106)		(33)
Interest income, net	(678)		(551)
Gain on sale of assets	(30)		(19)
Depreciation and amortization	2,540		1,544
Adjusted EBITDA	$15,320	5.2%	$3,681	1.5%

Note 1:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income, excluding  income taxes, other income, interest income, net, gain on sale of assets and depreciation and amortization.  Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2008	2007
	(unaudited)

Cash and cash equivalents	$88,636	$139,631
Accounts receivable, net	270,717	261,402
Costs and estimated earnings in excess of billings	22,009	18,463
Other current assets	42,078	31,127
Total current assets	423,440	450,623
Property and equipment, net	29,853	21,442
Goodwill	82,503	68,621
Other noncurrent assets	28,593	6,381
Total assets	$564,389	$547,067

Current maturities of long-term debt	$—	$—
Current maturities of capital lease obligations	92	—
Current maturities of notes to former owners	4,709	375
Accounts payable	85,030	90,866
Billings in excess of costs and estimated earnings	110,547	104,236
Other current liabilities	85,282	86,216
Total current liabilities	285,660	281,693
Long-term debt, net of current maturities	—	—
Capital lease obligations, net of current maturities	83	—
Notes to former owners, net of current maturities	9,791	1,125
Other long-term liabilities	3,158	1,671
Total liabilities	298,692	284,489
Total stockholders’ equity	265,697	262,578
Total liabilities and stockholders’ equity	$564,389	$547,067

Selected Cash Flow Data (in thousands):

	Three Months Ended March 31,
	(unaudited)
	2008	2007
Cash provided by (used in)
Operating activities	$(1,046)	$(12,828)
Investing activities	$(44,305)	$(6,872)
Financing activities	$(5,644)	$(1,548)

Free cash flow:
Cash from operating activities	$(1,046)	$(12,828)
Purchases of property and equipment	(2,752)	(2,490)
Proceeds from sales of property and equipment	80	41

Free cash flow	$(3,718)	$(15,277)

Note 1:  Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.